DEBENTURE PURCHASE AGREEMENT

                           Dated as of August 17,1998

                                    Between

                               BELL SPORTS CORP.

                                 as the Issuer,

                                      and

             CHARLESBANK BELL SPORTS HOLDINGS, LIMITED PARTNERSHIP
                                      AND
                   BRENTWOOD ASSOCIATES BUYOUT FUND II, L.P.

                               as the Purchasers

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I

  DEFINITIONS AND ACCOUNTING TERMS.............................................2
    SECTION 1.01. Certain Defined Terms........................................2
    SECTION 1.02. Computation of Time Periods..................................4
    SECTION 1.03. Accounting Terms.............................................4

ARTICLE II

  DEBENTURE AND WARRANT PURCHASE...............................................4
    SECTION 2.01. Authorization of Debentures..................................4
    SECTION 2.02. Purchase and Sale of Debentures..............................5
    SECTION 2.03. The Closing..................................................5
    SECTION 2.04. Use of Proceeds..............................................5
    SECTION 2.05. Representations of the Purchasers............................5

ARTICLE III

  CONDITIONS...................................................................7
    SECTION 3.01. Conditions Precedent to Closing..............................7

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES...............................................8
    SECTION 4.01. Representations and Warranties of the Issuer.................8

ARTICLE V

  EVENTS OF DEFAULT...........................................................10
    SECTION 5.01. Events of Default...........................................10

ARTICLE VI

  MISCELLANEOUS...............................................................11

                                       -i-
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    SECTION 6.01. Complete Agreement; Modification of Agreement; Sale of
                  Interest....................................................11
    SECTION 6.02. No Waiver by Holders of the Debentures......................12
    SECTION 6.03. Remedies....................................................13
    SECTION 6.04. MUTUAL WAIVER OF JURY TRIAL.................................13
    SECTION 6.05. Severability................................................13
    SECTION 6.06. Parties.....................................................13
    SECTION 6.07. Conflict of Terms...........................................13
    SECTION 6.08. Authorized Signatories......................................13
    SECTION 6.09. GOVERNING LAW...............................................14
    SECTION 6.10. Notices.....................................................14
    SECTION 6.11. Survival....................................................15
    SECTION 6.12. Section Titles..............................................16
    SECTION 6.13. Counterparts................................................16

EXHIBITS

Exhibit A - Form of Debenture

                          DEBENTURE PURCHASE AGREEMENT

     This DEBENTURE PURCHASE AGREEMENT dated as of August 17, 1998 is made between Bell Sports Corp., a Delaware corporation (the "ISSUER"), and Charlesbank Bell Sports Holdings, Limited Partnership, a Massachusetts limited partnership ("CHARLESBANK"), and Brentwood Associates Buyout Fund II, L.P., a Delaware limited partnership ("BRENTWOOD" and together with Charlesbank, the "PURCHASERS")

PRELIMINARY STATEMENTS:

     A. Pursuant to an Agreement and Plan of Merger and Recapitalization dated February 7, 1998, as amended on April 8, 1998 (the "MERGER AGREEMENT"), between the Issuer and HB Acquisition Corporation, a Delaware Corporation ("HBAC") controlled by the Purchasers, HBAC was merged (the "MERGER") with and into the Issuer with the Issuer continuing as the surviving corporation (the "SURVIVING CORPORATION")

     B. Pursuant to the Merger Agreement, each outstanding of common stock of the Issuer, $0.01 par value per share (the "COMMON STOCK") (other than shares of Common Stock held by HBAC or held directly or indirectly by the Company or held by individuals perfecting appraisal rights), was exchanged for $10.25 in cash.

     C. In connection with the Merger, on June 30, 1998, the Company commenced a tender offer (as amended on July 24, 1998, the "TENDER OFFER"), for up to $62.5 million in principal aggregate amount of its existing 4 1/4% Convertible Subordinated Debentures.

     D. In connection with the Merger, by means of a Confidential Preliminary Offering Memorandum dated July 27, 1998, BSI offered (the "OFFERING") to sell $110.0 million aggregate principal amounts of its Senior Subordinated Notes due 2008 (the "BSI NOTES") pursuant to a Purchase Agreement dated August 10, 1998 (the "PURCHASE AGREEMENT") among Bell Sports, Inc., a wholly-owned subsidiary of the Company ("BSI"), the Company, Donaldson, Lufkin & Jenrette Securities Corporation, SG Cowen Securities Corporation and NationsBank Montgomery Securities LLC (collectively, the "INITIAL PURCHASERS").

     E. In connection with the Merger, BSI entered into a Credit Agreement dated August 17, 1998, (the "CREDIT AGREEMENT") pursuant to finance the fees and expenses to be paid in the Merger.

     F. As a result of the Merger, the Purchasers shall beneficially own approximately 87% of the equity of the Issuer.

     G. The Issuer proposes to issue and sell to the Purchasers an aggregate of $29,485,000 face amount 14% Senior Discount Debentures due 2009 for aggregate proceeds of $15.0 million and the Purchasers wish to purchase such Debentures.

     H. Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCRETED VALUE" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price of each $1,000 in principal amount at maturity of Debentures and (b) the portion of the excess of the principal amount of Debentures over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 14.00% per annum compounded semi-annually on each June 1 and December 1 from the date of issuance of the Debenture through the date of determination. On or after June 1, 2003, the Accreted Value of each Debenture shall be equal to its principal amount at maturity.

          "AGREEMENT" shall mean this Debenture Purchase Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts or Los Angeles, California.

          "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

          "DEBENTURE" and "DEBENTURES" have the meanings specified in Section 2.01.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "EXISTING CONVERTIBLE DEBENTURES" has the meaning specified in the Preliminary Statements.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer and its Subsidiaries taken as a whole.

          "MATURITY DATE" means the earlier of August 14, 2009 and the date of termination in whole of the Debenture Obligations.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                         DEBENTURE AND WARRANT PURCHASE

     SECTION 2.01. AUTHORIZATION OF DEBENTURES. The Issuer has been authorized to issue and sell on the Closing Date its 14% Senior Discount Debentures due 2009 in the form attached hereto as Exhibit A (herein, together with any 14% Senior Discount Debentures issued in exchange therefor or replacement thereof, called the "DEBENTURES" and each individually, a "DEBENTURE").

     SECTION 2.02. PURCHASE AND SALE OF DEBENTURES. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Issuer agrees to sell to each of the Purchasers and each of the Purchasers agrees to purchase from the Issuer on the Closing Date in the form attached as Exhibit A hereto.

     SECTION 2.03. THE CLOSING. The purchase and sale of the Debentures will take place in a closing at the offices of Ropes & Gray, 885 Third Avenue, New York, New York. The closing shall take place at 9:00 a.m. New York time on August 17, 1998 (the "CLOSING DATE") or at such other time and place as the parties hereto shall mutually agree. On the Closing Date, the Issuer will deliver to each of the Purchasers (x) a Debenture in the principal amount of $14,742,500 in the form attached hereto as Exhibit A; and the Purchasers shall each in exchange therefor pay the Issuer $7,500,000 (the "ISSUE PRICE"), in immediately available funds by wire transfer to the account specified in writing to the Purchasers before the Closing Date.

     SECTION 2.04. USE OF PROCEEDS. The Issuer will apply the proceeds from the sale of the Debentures on the Closing Date to satisfy its obligations in connection with the Transactions.

     SECTION 2.05. REPRESENTATIONS OF THE PURCHASERS. Each of the Purchasers hereby, severally but not jointly, represents and warrants to the Issuer that:

          (a) AUTHORIZATION. The Purchaser has full power and authority to execute, deliver and perform this Agreement and to acquire the Debentures; this Agreement and the Debentures constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms.

          (b) PURCHASE ENTIRELY FOR OWN ACCOUNT. Except as may be consistent with Section 6.01 hereof, the Debentures to be received by such Purchaser and will be acquired for investment for such Purchaser's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Except as may be consistent with Section 6.01 hereof, such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third Person, with respect to the Debentures.

          (c) RESTRICTED SECURITIES. Such Purchaser understands that the Debentures may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Debentures or an available exemption from registration under the Securities Act, the Debentures must be held indefinitely.

          (d) FORMATION. Such Purchaser represents that it was not organized for the purpose of making an investment in the Issuer.

          (e) SUITABILITY. Such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

          (f) FINANCIAL CONDITION. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and can bear the loss of its entire investment in the Debentures.

          (g) EXPERIENCE. Such Purchaser has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Debentures.

          (h) RECEIPT OF INFORMATION. Such Purchaser has been furnished access to the business records of the Issuer and such additional information and documents as the Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Issuer concerning the terms and conditions of this Agreement and the purchase of the Debentures, the Issuer's business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by the Purchaser.

          (i) LEGENDS. The Debentures shall be imprinted with a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     "FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $508.73, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $491.27, THE ISSUE DATE IS AUGUST 17, 1998 AND THE YIELD TO MATURITY IS 14.00% PER ANNUM."

          (j) TRANSFERABILITY. The Debentures may not be transferred or assigned without compliance with applicable Federal and state securities laws by the transferor and the transferee in accordance with the legend described in
     Section 2.05(i) hereof.

                                   ARTICLE III

                                   CONDITIONS

     SECTION 3.01. CONDITIONS PRECEDENT TO CLOSING. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

          (a) The Merger Agreement shall be in full force and effect and the transactions contemplated by the Merger Agreement shall have been consummated strictly in accordance with the terms of the Merger Agreement, the Merger, without any waiver or amendment not consented to by the Purchasers of any term, provision or condition set forth therein, and in compliance with all applicable laws.

          (b) The Certificate of Merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

          (c) This Agreement or counterparts thereof shall have been duly executed and delivered by the Issuer and the Purchasers.

          (d) The Purchasers shall have received the Debentures executed by the Issuer and payable to the Purchasers;

          (e) The Tender Offer shall have been  consummated  with respect to the
     purchase  of  at  least  $35.0  million   aggregate   principal  amount  of
     Convertible Notes.

          (f) The Credit Agreement shall have been executed by the parties thereto and the initial borrowing, if any, under such Agreement shall be concurrently funded.

          (g) The Offering shall have been consummated.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants as follows:

          (a) The Issuer (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Issuer has been validly issued, is fully paid and non-assessable and, immediately following the consummation of the Merger, free and clear of all liens except liens consisting of restrictions on the transfer of such stock contained in the Shareholders Agreement.

          (b) The execution, delivery and performance by each of the Issuer and its Subsidiaries of this Agreement, the Debentures, each other Debenture Document and the consummation of the Merger and the other transactions contemplated hereby and thereby are within the corporate powers of the Issuer and such Subsidiaries, have been duly authorized by all necessary corporate action, and do not (i) contravene the charter or bylaws of the Issuer or any of its Subsidiaries, (ii) violate any law, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Issuer, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any lien upon or with respect to any of the properties of the Issuer. Neither the Issuer nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the Issuer of this Agreement or the Debentures.

          (d) This Agreement has been, and each of the Debentures, when delivered on the Closing Date will have been, duly executed and delivered by the Issuer. This Agreement is, and each of the Debentures when delivered hereunder will be, the legal, valid and binding obligation of each of the Issuer and any of its Subsidiaries that are a party thereto, enforceable against the Issuer and such Subsidiaries in accordance with its terms.

          (e) The Issuer is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Debentures and the application of the proceeds or repayment thereof by the Issuer, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Commission thereunder.

          (f) Each of the  Issuer  and its  Subsidiaries  is,  and will be after
     giving   effect  to  the  Merger,   individually   and  together  with  its
     Subsidiaries, Solvent.

          (g) The Issuer is not in default (i) under the Issuer's Certificate of Incorporation or By-laws or any Debenture, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (ii) with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case which could have a Material Adverse Effect. There exists no condition, event or act which after notice, lapse of time, or both, could constitute a default by the Issuer under any of the foregoing which could have a Material Adverse Effect. The Issuer is not and, to the best of the Issuer's knowledge, no third party is, in default under any agreement, contract or other instrument, document, or agreement to which the Issuer is a party or by which any of them or any of their property is affected, which default would have a Material Adverse Effect.

                                    ARTICLE V

                                EVENTS OF DEFAULT

     SECTION 5.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) the Issuer shall fail to pay (i) any principal of the Debentures when the same becomes due and payable or (ii) any interest on the Debentures for a period of 5 Business Days after the same shall become due and payable; or

          (b) Debt that is outstanding in a principal amount of at least $5,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Issuer or any of its Subsidiaries (as the case may be), is not paid when due at its final maturity; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case as to the entirety of such Debt prior to the stated maturity thereof; or

          (c) the Issuer or any of its Significant Subsidiaries shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Issuer or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization , arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur;

then, and in any such event, the holders of at least 51% of the principal amount of the Debentures by notice to the Issuer, may declare the Debenture, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Accreted Value of the Debentures, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Issuer or any of its Significant Subsidiaries under the Federal Bankruptcy Code, the Accreted Value of the Debentures, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Issuer.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement and the Debenture constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by the Issuer and the holders of at least 51% of the outstanding aggregate principal amount of the Debentures or the purchasers. The Issuer hereby consents to the sale by the Purchasers of participations, assignment, transfer or other disposition, at any time or times, of any of the Debentures or of any portion thereof or interest therein, including, without limitation, the Purchasers' rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. The Issuer agrees that it will cooperate with the Purchasers in any manner requested by the Purchasers to effect the sale of participations in or assignments of any of the Debentures or to issue new debentures, the proceeds of which shall be used to redeem the Debentures issued hereunder, or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda, execution of an indenture containing covenants limiting the ability of the Issuer and its subsidiaries to effect certain transactions, including if requested covenants in substantially in the form of the covenants contained in the BSI Notes and issuing new debentures under any such indenture, making appropriate representations and warranties to any purchaser of such Debentures, adopting additional provisions regarding redemption at the option of the Issuer, and any other action reasonably requested by the Purchasers.

     No amendment or waiver of any provision of this Agreement or the Debentures, nor consent to any departure by the Issuer therefrom, shall in any event be effective unless the same shall be in writing and signed by the holders of at least 51% of the outstanding aggregate principal amount of the Debentures or the Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6.02. NO WAIVER BY HOLDERS OF THE DEBENTURES. The failure, at any time or times, of the Holders of the Debentures to require strict performance by the Issuer of any provisions of this Agreement and any of the other Debenture Documents shall not waive, affect or diminish any right of the Holders of the Debentures thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Holders of the Debentures of an Event of Default by the Issuer under the Debenture Documents shall not suspend, waive or affect any other Event of Default by the Issuer under this Agreement and any of the other Debenture Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Issuer contained in this Agreement or any of the other Debenture Documents and no Event of Default by the Issuer under this Agreement and no defaults by the Issuer under any of the other Debenture Documents shall be deemed to have been suspended or waived by the Holders of the Debentures unless such suspension or waiver is by an instrument in writing signed by the Holders of at least 51% of the outstanding principal amount of the Debentures and directed to the Issuer specifying such suspension or waiver.

     SECTION 6.03. REMEDIES. The rights and remedies of the Holders of the Debentures under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which they may have under any other agreement, including without limitation, the Debenture Documents, by operation of law or otherwise.

     SECTION 6.04. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES DESIRE THAT ALL DISPUTES HEREUNDER BE RESOLVED BY A JUDGE APPLYING APPLICABLE STATE AND FEDERAL LAWS (RATHER THAN ARBITRATION RULES). THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, ANY OF THE OTHER Debenture DOCUMENTS OR ANY OF THE OTHER AGREEMENTS.

     SECTION 6.05. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 6.06. PARTIES. This Agreement and the Debentures shall be binding upon, and inure to the benefit of, the successors of the Issuer and the Purchasers and the holders of the Debentures, and the assigns, transferees and endorsees of the Purchasers and the holders of the Debentures. Nothing in this Agreement or the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     SECTION 6.07. CONFLICT OF TERMS. Except as otherwise provided in this Agreement or the Debentures by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Debentures, the provision contained in this Agreement shall govern and control.

     SECTION 6.08. AUTHORIZED SIGNATORIES. Until the Purchasers and the Holders of the Debentures shall be notified by the Issuer to the contrary, the signature upon any document or instrument delivered pursuant hereto of a duly authorized officer of the Issuer shall bind the Issuer and be deemed to be the act of the Issuer affixed pursuant to and in accordance with resolutions duly adopted by the Issuer's Board of Directors.

     SECTION 6.09. GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     SECTION 6.10. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, election or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a)      If to the Purchasers, to

                     CHARLESBANK BELL SPORTS HOLDINGS, LIMITED PARTNERSHIP c/o Charlesbank Equity Fund IV, Limited Partnership 600 Atlantic Avenue
                     Boston, Massachusetts  02210
                     Attn: Tim R. Palmer
                           Tami E. Nason, Esq.
                     Telephone: (617) 619-5400
                     Facsimile: (617) 619-5402

                     and

                     BRENTWOOD ASSOCIATES BUYOUT FUND II, L.P.
                     c/o Brentwood Associates Private Equity
                     1150 Santa Monica Boulevard, Suite 1200
                     Los Angeles, California 90025
                     Attn: William M. Barnum, Jr.
                     Telephone: (310) 477-6611
                     Facsimile: (310) 477-1011

            with copies to:

                     ROPES & GRAY
                     One International Place
                     Boston, Massachusetts  02110
                     Attn: Larry Jordan Rowe, Esq.
                     Telephone: (617) 951-7000
                     Facsimile: (617) 951-7050

            (b)      If to the Issuer, at

                     BELL SPORTS CORP.
                     6350 San Ignacio Avenue
                     San Jose, California 95119
                     Attn: Mary J. George
                     Facsimile.: (408) 224-9129
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or the date of the telecopy transmission, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     SECTION 6.11. SURVIVAL. The representations and warranties of the Issuer in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

     SECTION 6.12. SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     SECTION 6.13. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.


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                                      -13-

                         [Debenture Purchase Agreement]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                        BELL SPORTS CORP.


                                        By: /s/ Mary J. George
                                            ------------------------------------
                                            Name: Mary J. George
                                            Title: Chief Executive Officer


                                        CHARLESBANK BELL SPORTS HOLDINGS,
                                          LIMITED PARTNERSHIP

                                        By: Charlesbank Equity Fund IV, Limited
                                            Partnership, a general partner

                                        By: Charlesbank Equity Fund IV GP,
                                            Limited Partnership

                                        By: /s/ Tim R. Palmer
                                            ------------------------------------
                                            Authorized Signatory

                                        By: /s/ Kim Davis
                                            ------------------------------------
                                            Authorized Signatory


                                        BRENTWOOD ASSOCIATES
                                          BUYOUT FUND II, L.P.

                                        By: Brentwood Private Equity LLC,
                                              a general partner


                                        By: /s/ William M. Barnum
                                            ------------------------------------
                                            Managing Member

                                      -14-